UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 May 5, 2016

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 East Walnut, Seguin, Texas 78155
(Address of Registrant's principal executive offices, including zip code)

(830) 379-1480

(Registrant's telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2016,  the shareholders of Alamo Group Inc. (the “Company”) approved at the Company’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”) by over two-thirds of the outstanding shares entitled to vote, the following amendments to the Company’s By-Laws and Certificate of Incorporation.

The amendments to the By-laws became effective upon approval of said amendments at the Annual Meeting.  The amendment to the Certificate of Incorporation became effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the office of the Secretary of State of the State of Delaware on May 10, 2016.

Amendments to the By-Laws.

Article III, Section 4 of the Company’s By-Laws is amended, consistent with Section 141(k) of the Delaware General Corporation Law, to delete language providing that shareholders may remove directors only for cause. As amended, the By-Laws now provide that shareholder may remove directors, with or without cause, upon the affirmative vote of shareholders of a majority of the voting power of shares entitled to vote.

Article IX of the Company’s By-Laws is amended to eliminate certain supermajority voting provisions with respect to the alteration, amendment or repeal of certain provisions of the By-Laws. As amended, a simple majority is required to alter, amend or repeal the following sections of the Company’s By-Laws:

•	Article III, Section 2, relating to the number, election and term of office of directors;
•	Article III, Section 4, relating to the removal of directors;
•	Article III, Section 5, relating to vacancies on the Board of Directors;
•	Article V, Section 2, relating to the time of election or appointment of officers; and
•	Article V, Section 3, relating to the salaries of elected officers.

Amendment to the Certificate of Incorporation.

Article SEVENTH of the Company’s Certificate of Incorporation is amended to remove certain supermajority voting provisions with respect to the alteration, amendment or repeal of certain provisions of the Company’s By-Laws. As amended, a simple majority vote is required to alter, amend or repeal the sections of the Company’s By-Laws listed above.

The foregoing summaries of the amendments are qualified in their entirety by reference to the full text of the Company’s Certificate of Amendment and By-Laws, which are filed as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting held on May 5, 2016, the matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 18, 2016.

Set forth below, with respect to each proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes:

Proposal 1 - Election of Directors.

The majority of shareholders approved the election of all seven of the nominees for director to serve until the next Annual Meeting or until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Roderick R. Baty	10,060,492	41,775	4,026	624,486
Robert P. Bauer	9,132,181	970,100	4,012	624,486
Helen W. Cornell	10,020,072	82,331	3,891	624,485
Eric P. Etchart	10,060,775	41,514	4,005	624,485
David W. Grzelak	10,019,067	84,038	3,188	624,486
Gary L. Martin	10,055,490	43,702	7,102	624,485
Ronald A. Robinson	10,058,500	42,590	5,202	624,487

Proposal 2 – Approval of Amendment to the Company’s By-Laws.

An amendment to the Company’s By-Laws to provide that any director of the Company may be removed, with or without cause, upon the affirmative vote of the holders of a majority of the shares entitled to vote, as discussed in Item 5.03 of this Form 8-K, was approved by two-thirds of the outstanding shares entitled to vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,676,686	11,535	37,683	4,875

Proposal 3 – Elimination of Certain Supermajority Voting Provision in the Company’s By-Laws and Certificate of Incorporation.

Amendments to the Company’s By-Laws and Certificate of Incorporation to eliminate certain supermajority voting provisions, as discussed in Item 5.03 of this Form 8-K, were approved by two-thirds of the outstanding shares entitled to vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,040,546	7,839	57,869	624,525

Proposal 4 – Ratification of Appointment of Independent Auditors.

The appointment of KPMG LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2016 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,624,360	98,294	8,121	0

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Alamo Group Inc.
3.2	By-Laws, Amended as of May 5, 2016, of Alamo Group Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.

Date: May 10, 2016	By:	/s/ Edward Rizzuti
Edward Rizzuti Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Alamo Group Inc.
3.2	By-Laws, Amended as of May 5, 2016, of Alamo Group Inc.